Exhibit 99.1

Bitmine Chairman’s Message (Binance Keynote) – December 2025

Hello everybody. It’s great to be speaking to you and especially this time. Because as you know, crypto has had a rough run since October, pessimism has risen. I’ve known a lot of people that are ready to throw in the towel, and so I think this is a great time to be talking to you about crypto and why I am so bullish on Ethereum.

So, the title of the talk is: “The Crypto Supercycle is Intact.” A little background, I have three jobs today: (1) I’m the Head of Research for Fundstrat Global, which does macro and crypto research, (2) I’m the Chief Investment Officer of Fundstrat Capital, which manages three ETFs, including Granny Shots, which is the fastest to $3 billion in the history of any active equity ETF, and (3) I’m Chairman of the Board of Bitmine Immersion Technologies Inc., which today is the largest holder of Ethereum in the world. And just on social media, if you want to follow us, we have two handles at Fundstrat and Bitmine is at B-I-T-M-N-R. In the next 25 minutes or so, this is the rundown of what I want to talk to you about.

First, why we’re still really bullish on crypto, it’s all about tokenization. Number two, I think crypto prices have bottomed, and I think that, in the next eight weeks, we’re going to shatter the Bitcoin four-year cycle. I don’t think it’s going to be a four year cycle this time. Number three, Ethereum is the future of finance. I think that’s really important because Ethereum is going to be really central casting for the tokenization of the future. Number four, tokenization is a bigger unlock for Wall Street than many appreciate. And I think that many people think tokenization is simply digitizing assets. I think that’s an oversimplification of the unlock that’s coming. And number five: why I think a proper digital asset treasury company like MicroStrategy or Bitmine plays a central role in what’s going to happen. And in fact, you may outperform the crypto itself by owning a digital asset treasury. 2025 is all about tokenization but let me level set for a bit and let’s look back at the last 10 years.

In December 2016, you could have said, “I want to own the S&P,” and you would’ve tripled your money, which is pretty good. You could have bought gold because you might have been a gold bug and you quad tripled your money or quadrupled your money. Or you might’ve been really smart and bought Nvidia and made 65 times your money.

But if you bought Bitcoin 10 years ago, which is right around the time we started recommending it to Fundstrat clients, you had 112x, but outperforming Bitcoin was Ethereum, which was almost a 500x return of your money. That was the last 10 years. Now, now we’re in 2025. And when I look back at what happened this year, we’ve had a lot of major positive fundamental events, but the price action has been terrible. Here are some high-level bullets of what I think have been the high points. The first is the US government became very pro-crypto, and setting the standard for the Western world.

The second is, several US states and the US government plan to, or have executed a strategic Bitcoin reserve. That’s a huge deal. The third is that BlackRock’s Bitcoin ETF is now their top five highest generating fee revenue generating product for BlackRock. I mean, think about that. They launched that only a year and a half ago, and it is one of their most profitable ETF products ever.

Now, JP Morgan, which as you know, has been a hater of crypto for many years, is launching a JP Morgan coin on Ethereum, but they’re not the only ones, there’s others. Tokenization has become a big buzzword and priority for all these major financial institutions. And then these last two things are probably more important than you realize.

There have been two, actually, probably three breakout products that are crypto native that have changed how traditional financial markets make decisions. One example is Polymarket, which really used prediction markets to actually generate so much information that, I mean, at Fundstrat, I think it’s the closest thing to a crystal ball.

And Tether has proven to be one of the top 10 most profitable banks in the world. I mean, think about that. It’s a crypto native, singular line monoline business, and it’s one of the top 10 most profitable banks in the world. But I think the real story in 2025 is tokenization. It all started with stablecoins, and that was Ethereum’s ChatGPT moment, because all of a sudden Wall Street realized that if you just tokenize the dollar, you could make a lot of money.

But now financial institutions are saying tokenization is going to transform finance. In fact, Larry Fink says it’s the biggest, most exciting invention since double entry bookkeeping. I mean, first of all, I don’t know if that’s that exciting, but it is apparently a huge deal.

This picture is monumental too. Brian Armstrong and Larry Fink together talking on DealBook. If you’re bearish on crypto or you think the best days are behind us because of the last 10 years, I’m going to disagree. Keep in mind today there’s only 4.4 million Bitcoin wallets that have more than $10,000. By contrast, there’s almost 900 million individuals around the world with more than $10,000 in their retirement accounts.

If Bitcoin were to be held by all these accounts, that’s a 200x increase in adoption. That’s still to me, exponential and hypergrowth and Bank of America Fund Manager survey still shows 67% of fund managers have zero allocation to Bitcoin. Wall Street wants to tokenize all financial products and keep in mind, financial products today, if you include real estate, you know, it’s almost a quadrillion dollars that they want to put onto the blockchain.

And then of course, in the agentic world, it’s going to create a need for decentralized trust and security, of course, which is what blockchains solve. To me, I think the best years are still ahead. Let me explain to you why I think crypto prices have bottomed.

First of all, crypto’s acting like there’s a crypto winter because, gold’s up 61% year to date, S&P’s up almost 20%. And you can see Bitcoin and Ethereum actually are negative year to date. And I really like this article by Jeff Dorman at ARCA who said the selling that nobody can explain. I think many people can say why they think crypto prices have fallen, but nobody really understands why.

But here’s what I just want to point out. This is Bitcoin’s year-to-date performance and Bitcoin was having a good year until October 10th. Now, after October 10th, a lot of people try to explain why crypto is declining. It’s the quantum risk to Bitcoin, crypto winter starting.

I have so many traditional investors telling me that’s the only reason they say, “Tom it’s the four-year cycle.” Of course, we had the October 10th liquidation event, the biggest liquidation in history. A lot of people say it’s the AI stocks that have captured mindshare. MicroStrategy recently said they might sell their Bitcoin. That scared some people. MSCI may exclude digital asset treasuries from indexes, and of course, Tether got a ratings downgrade.

Maybe some of these could explain why crypto’s down, but just keep in mind, crypto was up 36% until October 10th, and then it’s gone straight down. I personally think it has a lot to do with de-leveraging. And as you know, after the FTX collapse, it did take eight weeks before market makers recovered and crypto could start to see price discovery again.

And we’re basically seven and a half weeks past that event. Now, Bitmine made the decision about five weeks ago to engage Tom DeMark because we wanted to understand what was happening with crypto prices. Now, if you don’t know who Tom DeMark is, he’s a legendary market timer. At Fundstrat, I’ve used him to call two of the major market lows, the March 2020 low, and the April tariff lows.

Those were all in coordination and consultation with Tom DeMark, and Tom only has two clients today. We’re his second client and he’s very expensive actually. Tom DeMark has advised us to dramatically slow our Ethereum purchases, and as you can see here, once we’ve engaged Tom, we took a different strategy with regard to our Ethereum purchasing, and you can see our Ethereum purchases fell by half to about 50,000 ETH a week, but we’ve begun to buy Ethereum again.

You can see last week we bought almost 100,000 ETH, twice what we did two weeks before. And I will give you a hint, we definitely bought more than that this week because we believe Ethereum prices have actually bottomed.

So, we’re bullish on Ethereum, but let’s go back to the four-year price cycle for Bitcoin because it is still hard to escape this chart. Three times since the history of Bitcoin, the four-year cycle, or 3.91 years exactly. Called the top and the lows. So, the question is, why is Bitcoin subject to a four-year cycle? We asked the Fundstrat digital assets team to give us the five most logical reasons for this.

There’s the halving cycle, there’s monetary policy, margin debt. But the two things that I think have actually become more important in our view are gold versus copper and then the ISM or which is just your traditional economic business cycle. Let me explain.

The halving could explain Bitcoin because the halving is pre-computed, but the problem with the halving cycle explaining Bitcoin’s price is that there’s a lot of other things that have a four-year cycle: presidential elections, Olympics, World Cup, et cetera. But there are some things that follow a four-year price cycle that no longer follows a four-year price cycle, and one of them is copper versus gold.

This is a tweet from @AO_btc_analyst, and we decided to recreate it. Let’s look at the ratio of copper prices, which is measuring industrial activity to monetary base, which is gold. And in the past, you can see it had a predictable four-year cycle except this time, and if you line it up with Bitcoin and copper, they actually line up almost perfectly.

But copper and gold are not in a four-year cycle now because that ratio should have peaked this year. Similarly, is ISM. ISM is a measure of US economic activity and historically has a four-year cycle, but as you can see, the ISM is not following a four-year cycle today. It actually stayed below 50 for almost three and a half years.

If you line up the ISM to Bitcoin, you can see it almost perfectly explained every Bitcoin cycle, including the original Bitcoin price peak. So, it’s even more explanatory than the four-year cycle. But again, this time the ISM is not peaking. Here’s the question I’d ask you. If the industrial cycle is no longer following a four-year cycle and copper gold isn’t following a four-year cycle, I’m going to say I don’t know if Bitcoin should follow a four-year cycle.

I’m not in the camp that Bitcoin price has peaked and the only way we’ll know is if we make new highs in January, which is our bet. Let me explain to you why Ethereum, now that we’ve talked about crypto, is the future of finance, and what I mean by that is Ethereum in this year, it’s having its 1971 moment.

I’ve done past dedicated videos explaining this, so I’m not going to spend much time on it today. But what I’m saying is that in 1971, the dollar went off the gold standard, and in 1971 it galvanized Wall Street to create financial products to make sure the dollar would be the reserve currency. Well, in 2025 we’re tokenizing everything.

It’s not just the dollar that’s getting tokenized, but it’s stocks, bonds, real estate, and Wall Street is again going to take advantage of that and create products onto a smart contract platform. And where they’re building this is on Ethereum. This is a list of basically every major financial institution and they’re building products on the blockchain.

Today, if you look at the share of real-world assets, and the prior panel talked about that, the majority of this, the vast majority, is being built on Ethereum. And not only that, but Ethereum is continuing to upgrade its capabilities. And just today, the FUSAKA upgrade was completed. So again, Ethereum is increasing its capabilities.

And I thought this was great this week. If you guys know Erik Voorhees, he was one of the original Bitcoin developers. Even he has said Ethereum has won the smart contract war.

That gets us to the price of Ethereum. As you know, Ethereum has been range bound for five years as I’ve shaded here, but it’s begun to break out and that’s the one of the reasons why myself and Xuan from MOZAYYX is here.

We got very involved with Ethereum by turning Bitmine into an Ethereum treasury company because we saw this breakout coming and maybe more importantly, the Ethereum Bitcoin ratio we think is also going to have a breakout. Now, this might actually be more important because Bitcoin and Ethereum are really the two most important crypto platform L1s or blockchains out there.

But if 2025 is about tokenization, that means Ethereum’s utility value should be rising. Therefore, you should watch this ratio. Well, what does that mean for Ethereum’s price? Well, I think Bitcoin’s going to get to $250,000 within a few months. And if Ethereum’s price ratio to Bitcoin gets back to its eight-year average, that’s $12,000 for Ethereum.

That’s a huge move. If it gets to the 2021 highs, that’s $22,000 for Ethereum. But. I think Ethereum’s going to become the future of finance, the payment rails of the future. And if it gets to 0.25 relative to Bitcoin, that’s $62,000. So, I think Ethereum at $3,000, of course, is grossly undervalued. In the final minutes, I want to talk about why tokenization is a bigger unlock than you realize.

Larry Fink says we’re at the beginning of tokenization of all assets and there’s five reasons tokenization unlocks things. It’s fractional ownership. It does reduce costs. It allows 24/7 global trading. There’s more transparency, and in theory there’s more liquidity. But I would say that these are just the raw ingredients, and, in our minds, tokenization is actually going to take Wall Street into the next level of evolution.

And what I mean by that is we have to understand what you can do differently if you begin to tokenize assets, especially combining it with prediction markets. For instance, most people who are talking about tokenization are doing what I call a very simplified view. They’re going to take a painting like this, and they’ll fractionalize it.

You can own one grid of this asset. But a second way to do a tokenization is to factorize a business. Let’s say we break this painting down into its prime colors, and then you can just buy you know, whatever factor you want. An example is Tesla, for instance, you can time tokenize Tesla.

You can buy the NPV of earnings on a specific date. You can product tokenize; you can just buy the present value of a specific product stream. It’s, in other words, blending prediction markets with actual ownership. You can geographically tokenize Tesla. You can buy the NPV of a specific region, or you can financial statement tokenize.

You can buy the tokenization of its subscription revenues. These will all still solve for the price of the stock, but you’re going to create an unlock that better explains the price of Tesla. For instance, we know Tesla’s stock price is the sum of its future earnings. So, let’s say that you could tokenize and purchase a specific year of Tesla’s stock earnings.

And we know that Elon Musk is going to get his pay package based on a 10-year plan. So, you may only want to buy the present value of 2036 earnings. You can do that today with a prediction market. Or you could actually have this as a true tokenization of the stock and everything else is the other time periods.

A second example is product tokenization. We know Tesla is EVs, Robotaxis, full self-driving cars, etc. I don’t even have Optimus Prime, Solar, but of course, ultimately the biggest value of Tesla is Elon himself. So, if you could tokenize Tesla’s stock, you could isolate the implied value of just buying Elon Musk himself.

And as you know, he equals one person. That’s tokenization. I think of course you need smart contracts and prediction markets and really working in conjunction with both is what is in our view a huge unlock. And in fact, Bitmine is trying to find projects that are really moving this forward.

So that gets us to the last point, which is: you can buy Ethereum because we’re bullish on Ethereum. But I think you should also realize that digital asset treasuries are playing a role in transforming Wall Street. I’m going to start with Ethereum specifically, but in, in our view, a proper Ethereum treasury company is actually a crypto infrastructure business.

I’ll explain. First of all, Ethereum is proof of stake blockchain. Ethereum treasuries are staking Ethereum. So, we’re providing security now. In return, we get a yield, and that’s revenue for the treasury companies. And we are essentially improving the security of the network but also acting as a bridge between traditional finance and the DeFi world.

And finally, stablecoin issuers are going to, in our view, ultimately want to stake Ethereum because it is the underlying base monetary layer. But for all of this to work, I think the most important element of a crypto treasury is it needs to have stock liquidity. Stock liquidity is a measure of how Wall Street views that company as relevant to the future of finance.

Let’s look at the two biggest treasuries. MicroStrategy today is the 17th most traded stock in the stock market today. Think about that. Let’s say that you guys think no one cares about MicroStrategy, Wall Street certainly does. It is trading almost 4 billion a day and it trades more trading volume than JP Morgan, for instance.

Now Bitmine, which essentially was created three months ago, four months ago, is the 39th most traded stock in America today. And as I zoom in here, you can see it trades more trading volume than General Electric, which has 30 times the market cap, and it trades almost the same trading volume as salesforce.com, which is 20 times the market cap.

These two companies, according to the equity world, are extremely relevant. In fact, Bitmine and MicroStrategy account for 92% of all crypto treasury trading volume. There are 80 crypto treasuries, and these two companies are 92% of the trading volume. And we can see that here, MicroStrategy is 3.6 billion a day, Bitmine’s 1.5 billion a day.

After that, there’s almost no trading volume. It drops off by 90%. And that’s where MicroStrategy and Bitmine are pursuing different strategies because MicroStrategy is purposefully building their crypto treasury to be what Michael Saylor calls a digital credit vehicle, and he’s financialized his balance sheet with a series of products, and it’s been phenomenally successful.

On the other hand, Bitmine is bridging Wall Street and Ethereum and Defi. Let me explain: (1) Bitmine’s the largest holder of Ethereum in the world. I think that’s a pretty impressive feat because five months ago, Bitmine owned zero. Now, Bitmine has announced that we have MAVEN, our staking solution, and when it’s fully implemented using the CSAR ratio index, we should generate about 2.9% staking yield on our Ethereum holdings. That’s about $400 million a year in net income, or $1.3 million a day. I mean, think about that for a moment. That’s a lot of money and it’s done with a completely clean balance sheet.

Bitmine has over $12 billion worth of Ethereum, a little bit of Bitcoin, some Moonshot investments, and about $900 million of cash. There’s no debt, but that’s only part of it. As you can see, this is part of a DeFi strategy. The first was Bitmine doing the Moonshot investments. It made a big investment in Eightco, which is Proof of Human, an ERC 20 token called World Coin.

We have our MAVEN staking solution that’s being rolled out next year. We’re working very closely with the Ethereum Foundation, in partnership to really help bridge Wall Street and the crypto world. We’re already looking very hard at investing in Defi projects, and of course, we’re in the process of creating Bitmine Labs, but that’s only part of it.

We’re also planning to bridge finance, because of Bitmine’s sizable trading volume and because of the macro experience of both MOZAYYX and Fundstrat, we have enormous Wall Street connectivity. We also realize that Bitmine is very complimentary to a lot of consumer services. It is already a very recognized brand.

We are one of the most important stocks in the stock market today. There is an enormous Bitmine community that already exists and Bitmine is building a lot of its own technology. So, the roadmap looks good for us. You know, we have a Made in America Validator Network, which is “MAVEN.” We’re really investing in the crypto community and in Bitmine moonshots and of course targeting at least 5% of the Ethereum network. That’s the end of my presentation, thank you.